Exhibit 99.2

Poseida Therapeutics Announces Pricing of Public Offering of Common Stock

SAN DIEGO, August 4, 2022 /PRNewswire/ — Poseida Therapeutics, Inc. (Nasdaq: PSTX), a clinical-stage biopharmaceutical company utilizing proprietary genetic engineering platform technologies to create cell and gene therapeutics with the capacity to cure, today announced the pricing of an underwritten public offering of 20,000,000 shares of its common stock at a public offering price of $3.50 per share. The gross proceeds to Poseida from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $70.0 million. In addition, Poseida has granted the underwriters a 30-day option to purchase up to an additional 3,000,000 shares of its common stock. All of the shares to be sold in the offering are to be sold by Poseida. The offering is expected to close on or about August 8, 2022, subject to customary closing conditions.

Piper Sandler and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. and BTIG, LLC are also acting as book-running managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A copy of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Piper Sandler, Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Poseida Therapeutics Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company dedicated to utilizing our proprietary genetic engineering platform technologies to create next generation cell and gene therapeutics with the capacity to cure. We have discovered and are developing a broad portfolio of product candidates in a variety of indications based on our core proprietary platforms, including our non-viral piggyBac® DNA Delivery System, Cas-CLOVER™ Site-specific Gene Editing System and nanoparticle- and AAV-based gene delivery technologies. Our core platform technologies have utility, either alone or in combination, across many cell and gene therapeutic modalities and enable us to engineer our portfolio of product candidates that are designed to overcome the primary limitations of current generation cell and gene therapeutics.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing, terms and completion of the proposed public offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Poseida’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the satisfaction of customary closing conditions related to the offering and the other risks described in Poseida’s filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Poseida undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Alex Lobo

Stern Investor Relations

Alex.lobo@sternir.com

Media Contact:

Sarah Thailing

Senior Director, Corporate Communications and IR

Poseida Therapeutics, Inc.

858-605-3717

sthailing@poseida.com

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